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Exhibit 10.5

AMENDMENT NO. 1
TO 2000 STOCK INCENTIVE PLAN

        This Amendment No. 1 to 2000 Stock Incentive Plan is adopted as of May 30, 2003 with respect to the 2000 Stock Incentive Plan adopted on February 16, 2000 (the "Plan").

1. Amendment to Plan.

        Section 4(c)(iii) of the Plan is hereby amended to read as follows in its entirety:

  (iii)
  Matching Stock Grants. Each Non-Employee Director receiving a Stock Grant under Section 4(c)(ii) shall also receive, on the date of each such quarterly Stock Grant, unvested Shares having a value equal to one-quarter (1/4) of the value as of such date of the fully vested Shares granted under Section 4(c)(ii), the number of such unvested Shares rounded down, if necessary, to the nearest full Share. Each Outside Director, other than a Non-Employee Director, receiving a Stock Grant under Section 4(c)(ii) shall also receive, on the date of each such quarterly Stock Grant, a number of unvested Shares pursuant to a Stock Grant having a Fair Market Value on the date of grant equal to one-sixteenth (1/16) of the Outside Director's annual retainer for the full Board Cycle with respect to which the Stock Grant is granted under Section 4(c)(ii), rounded down to the nearest full Share.

        Except as amended hereby, the Plan remains in full force and effect.

2. Effective Date of Amendment.

        This Amendment shall become effective as of the date of its adoption.

3. Choice of Law.

        The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Amendment, without regard to such state's conflict of laws rules.

4. Execution.

        The Board of Directors of Providian Financial Corporation (the "Company"), pursuant to Section 14(b) of the Plan, has adopted this Amendment as of the date and year first above written. To evidence the adoption of this Amendment by the Board, the Company has caused its duly authorized officer to execute this Amendment on behalf of the Company.

PROVIDIAN FINANCIAL CORPORATION
By	/s/ RICHARD LEWEKE Name: Richard Leweke Vice Chairman and Chief Human Resources Officer

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  Exhibit 10.5
AMENDMENT NO. 1 TO 2000 STOCK INCENTIVE PLAN